NEWCASTLE INVESTMENT CORP.

Contact:

Lilly H. Donohue

Director of Investor Relations

212-798-6118

Nadean Finke

Investor Relations

212-479-5295

Newcastle Announces Third Quarter 2007 Results

Third Quarter Highlights

•	FFO of $(39.0) million, or $(0.74) per diluted share
•	FFO excluding the effect of non-recurring charges was $35.9 million, or $0.68 per diluted share
•	Declared 3Q07 dividend of $0.72 per common share
•	Completed $2.5 billion of non-recourse term financings
•	Board of Directors approved a potential buy back of up to $100 million of common shares

New York, NY, November 7, 2007 – Newcastle Investment Corp. (NYSE: NCT) reported that for the quarter ended September 30, 2007, Funds from Operations (“FFO”) was $(39.0) million, or $(0.74) per diluted share. FFO includes non-recurring charges of $74.9 million. Excluding the effect of such charges, we generated FFO of $35.9 million, or $0.68 per diluted share and a FFO return on average invested equity of 14.2%.

For the three months ended September 30, 2007, income available for common stockholders was $(39.3) million, or $(0.74) per diluted share. Excluding the effect of non-recurring charges, income available for common stockholders was $35.6 million, or $0.67 per diluted share.

Of the net charges recorded in the quarter, $67.4 million was related to a non-cash impairment on $133.5 million face amount of securities representing other than temporary impairment under U.S. GAAP. The remaining $7.5 million of other non-recurring charges related to our CBO refinancing, the replacement of the ABCP program and unrealized losses on assets financed with total return swaps. This resulted in a reduction of FFO and income available to common stockholders of $1.42 per diluted share.

Our GAAP common equity book value decreased to $12.66 per share, or $668 million at September 30, 2007. Under U.S. GAAP, we are required to mark our available for sale security investments and derivatives to fair value, but not our loan investments or liabilities. If we marked all of our assets and liabilities to fair value, our net book value per share would be $15.69.

Our portfolio is largely financed to maturity with long-term, non-recourse debt that is not callable as a result of changes in value. Accordingly, unless there is a permanent impairment in value that would result in a payment not being received on a security, changes in book value of our portfolio will not affect our recurring earnings and our ability to pay a dividend.

For the quarter ended September 30, 2007, we declared a dividend of $0.72 per common share. We also declared dividends on our 9.75% Series B, 8.05% Series C and 8.38% Series D Cumulative Redeemable Preferred Stock in the amounts of $0.609375, $0.503125 and $0.523438 per share, respectively.

For a reconciliation and discussion of GAAP income available to common stockholders to FFO and GAAP book equity to invested common equity, please refer to the tables following the presentation of GAAP results.

Selected Financial Data (Unaudited) ($ in millions, except per share data)

	September 30, 2007		September 30, 2006
	(Amount)	(Per Diluted Share)	(Amount)	(Per Diluted Share)
FFO (1)	$35.9	$0.68	—	—
FFO (loss)	($39.0)	($0.74)	$29.9	$0.68
Income available for common stockholders (1)	$35.6	$0.67	—	—
Income (loss) available for common stockholders	($39.3)	($0.74)	$29.7	$0.67
(1)	In 3Q07, excludes gains, loss in extinguishment of debt, other income, gains/losses in discontinued operations and other than temporary impairment (net of incentive compensation).

Balance Sheet Data:	As of September 30, 2007	As of June 30, 2007
Total assets	$8,505	$10,024
Total liabilities	7,685	8,890
Common stockholders' equity	668	980
Preferred stock	153	153
Total equity	821	1,133

Investment Portfolio

Newcastle’s $8.9 billion investment portfolio consists primarily of commercial, residential and corporate debt. The following describes our investment portfolio at September 30, 2007 ($ in millions):

	Face Amount $	Face Amount %	Number	Credit (1)		WA Life
Commercial Assets
CMBS	$2,522	28.3%	292	BBB	-	5.3
Mezzanine Loans	949	10.6%	26	72%		1.8
B-Notes	436	4.9%	14	63%		1.9
Whole Loans	129	1.4%	5	75%		1.5
Investment in JV (2)	39	0.4%	106	NR		12.0
Total Commercial Assets	4,075	45.6%				4.1
Residential Assets
MH and Residential Loans	671	7.5%	16,559	696		5.5
Subprime Securities	619	6.9%	122	BBB		2.9
Loans Subject to Call Option	406	4.6%	NA	NR		1.6
Residual and Retained Securities	151	1.7%	8	NR		2.9
Real Estate ABS	109	1.2%	26	BBB		5.2
Total Residential Assets	1,956	21.9%				3.7
Corporate Assets
REIT Debt	927	10.4%	93	BBB	-	5.4
Corporate Bank Loans	597	6.7%	14	58%		3.0
Total Corporate Assets	1,524	17.1%				4.4
Total Core Portfolio	7,555	84.6%
Other Assets
FNMA/FHLMC Securities	1,266	14.2%	43	AAA		4.4
ICH Loans	108	1.2%	59	NR		0.5
Total Other Assets	1,374	15.4%				4.1
TOTAL/WA	$8,929	100.0%				4.1
(1)	Credit represents weighted average rating for rated assets, LTV for non-rated commercial assets, FICO score for non-rated residential assets and implied AAA for FNMA/FHLMC securities.
(2)	Excludes other operating real estate of $39.1 million.

The following table compares certain supplemental data relating to our investment portfolio at September 30, 2007 versus June 30, 2007:

	Total Portfolio		Core Portfolio
	September 30, 2007	June 30, 2007 (1)	September 30, 2007	June 30, 2007 (1)
Weighted average asset yield	7.36%	7.46%	7.72%	7.85%
Weighted average liability cost	5.82%	5.96%	5.99%	6.13%
Weighted average net spread	1.54%	1.50%	1.73%	1.72%
(1)	Investment portfolio proforma for the securitization of the subprime loans held for sale that closed on July 12, 2007.

Commercial Assets

We own $4.1 billion face amount of commercial assets which includes CMBS, mezzanine loans, B-Notes and whole loans.

•	During the quarter, we purchased $273.7 million, sold $55.9 million and had paydowns of $254.9 million for a net decrease of $37.1 million.
•	Our $2.5 billion CMBS portfolio continues to perform well as only 0.33% of the underlying loans are delinquent with average credit support of 7.8%.
•	Our $1.5 billion mezzanine loan, B-Note and whole loan portfolio currently has no delinquencies.
•	We had 16 CMBS securities or $117.0 million upgraded with one security or $16.0 million downgraded.
•	Credit spreads widened on average by 110 basis points on our CMBS portfolio and 105 basis points on our mezzanine loans, B-Notes and whole loan portfolio.

The following table summarizes our CMBS portfolio by vintage as of September 30, 2007 ($ in thousands):

	Average		Face	Face	Principal
Vintage	Rating	Number	Amount $	Amount %	Subordination
Pre-2004	BBB+	118	$677,762	26.9%	12.7%
2004	BBB-	61	458,449	18.2%	6.0%
2005	BB+	53	631,615	25.0%	4.4%
2006	BBB-	36	449,552	17.8%	7.4%
2007	BBB	24	304,867	12.1%	6.8%
TOTAL	BBB-	292	$2,522,245	100.0%	7.8%

The following table summarizes the loan-to-value ratios on our mezzanine loans, B-Notes and whole loan portfolio ($ in thousands):

	Mezzanine	B-Note	Whole Loan	Total
Face amount	$948,755	$436,455	$129,160	$1,514,369
Weighted average first $ loan to value	59.2%	47.1%	10.0%	52.1%
Weighted average last $ loan to value	71.8%	62.9%	74.6%	69.6%

Residential Assets

We own $1.9 billion face amount of residential assets which includes manufactured housing (MH), residential loans and subprime securities.

•	During the quarter, we sold $16.1 million and had paydowns of $72.6 million for a decrease of $88.7 million.
•	Our $562.9 million manufactured housing loan portfolio continues to perform well as only 0.75% of the underlying loans are delinquent versus 0.73% for the second quarter 2007.
•

We own $76.4 million of retained bonds and $74.2 million of residual interests in two subprime loan pools. The first pool is 25 months seasoned and continues to perform as expected with only 0.13% of cumulative losses. The second pool is only 7 months seasoned and none of the loans are more than sixty days delinquent.

•	We own $618.8 million of subprime securities. The following table summarizes our portfolio as of September 30, 2007 ($ in thousands):

	Collateral Characteristics					Security Characteristics
Vintage	Deal Age (months)	Collateral Factor	90+ Delinquency	Cumulative Loss to Date	3 Month CRR	Average Rating	Number	Current Face Amount	%	Principal Subordination
2003	49	0.15	9.9%	2.1%	23.8%	A	16	$47,601	7.7%	24.4%
2004	39	0.20	12.0%	1.0%	30.5%	A-	30	202,667	32.8%	19.1%
2005	26	0.42	14.6%	0.9%	38.4%	BBB+	44	201,303	32.5%	14.1%
2006	14	0.75	14.2%	0.4%	20.3%	BB+	29	159,497	25.8%	3.9%
2007	6	0.93	4.5%	0.0%	15.5%	BBB+	3	7,750	1.3%	10.0%
Total	29	0.42	13.2%	0.9%	29.7%	BBB	122	$618,818	100.0%	13.8%

Note: The table above excludes subprime retained securities and residual interests of $150.6 million.

•	In addition to the principal subordination of 13.8%, the securities are further supported by approximately 227 basis points of excess spread.
•	The current average rating of our $618.8 million subprime securities portfolio was BBB.
•	Our subprime securities portfolio had 16 securities or $57.3 million downgraded.
•

In the quarter, we recorded a $67.9 million impairment; $63.4 million was related to 19 subprime securities with a current face of $117.5 million. 17 of these securities, or $114.7 million, are related to the 2006 vintage. The valuation decline was the result of credit performance below our expectations.

Corporate Assets

We own $1.5 billion face amount of corporate assets including REIT debt and corporate bank loans.

•	During the quarter, we sold $10.6 million and had paydowns of $1.9 million for a net decrease of $12.5 million.
•	We had one investment or $85.0 million upgraded in our bank loan portfolio and no rating changes in our REIT debt portfolio.
•	Credit spreads widened on average by 94 basis points on our REIT debt portfolio and 111 basis points on our bank loan portfolio.

Other Assets

We own $1.4 billion face amount of other assets including FNMA/FHLMC securities and ICH loans.

•	During the quarter, we had paydowns of $59.0 million.

Third Quarter Investment Activity

The following table summarizes the investments and sales that we completed in the third quarter ($ in millions):

Purchases	Face Amount $	%	Number	Credit		WA Life
CMBS	$240	87.6%	19	BBB	+	6.8
B-Notes	34	12.4%	1	61%		1.6
Total	$274	100.0%	20			6.2
Sales	Face Amount $	%	Number	Credit
CMBS	$56	67.7%	12	BBB	+
Real Estate ABS	16	19.5%	2	AAA
REIT Debt	11	12.8%	2	BBB	+
Total	$83	100.0%	16

Financing and Capital Markets Activity

In July, we closed a $1.09 billion securitization of the subprime mortgage loan portfolio which we acquired in March and April 2007. Newcastle, through the securitization trust, issued $1.02 billion face amount of investment grade notes of which $979 million were sold to third parties. Newcastle invested approximately $50 million of equity in the transaction.

In July, we closed a $1.4 billion collateralized debt obligation where the proceeds from the offering were used to redeem liabilities issued in three of our prior securitizations. We were able to reduce our financing cost by 39 basis points on $1.29 billion of debt and extend the average expected maturity on our debt from 5.6 to 10.0 years. In connection with this transaction, we recorded a one-time net charge of $0.9 million in the third quarter from the write-off of deferred financing costs and early termination payments offset by gain from the sale of assets.

During the quarter, we significantly reduced our exposure to the asset backed commercial paper (ABCP) market and have subsequently replaced the financing of our FNMA/FHMLC securities with repurchase agreements provided by three investment banks with terms ranging from one to six months. In connection with the termination of our ABCP program, we recorded a one-time net charge of $3.5 million including the write-off of deferred financing costs and other hedge related items.

We seek to match fund our assets predominantly through non-recourse long-term financing structures that are not affected by changes in rates and spreads. As of September 30, 2007, 76% of our assets are unleveraged or financed with non-recourse debt that is non-callable based on changes in the value of the underlying assets. 14% are FNMA/FHLMC securities, which are highly liquid with an implied AAA rating, financed with repurchase agreements. Of the remaining assets, 7% are short duration commercial and corporate loans financed with term repurchase agreements, and 3% are primarily Newcastle CBO bonds financed with monthly repurchase agreements.

Liquidity

As of today, our liquidity includes $200 million available on our credit facility, $35 million of cash to invest and $61 million of restricted cash to invest in our CBOs. In addition, we have three committed warehouse facilities aggregating $1.2 billion of which $974 million is available to finance new investments.

Share Buy Back

The Company has been authorized by its Board of Directors to repurchase up to $100 million of shares of our common stock.

Conference Call

Newcastle’s management will conduct a live conference call today, November 7, 2007, at 2:30 P.M. Eastern Time to review the financial results for the quarter ended September 30, 2007. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (888) 243-2046 (from within the U.S.) or (706) 679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Third Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. An online replay of the webcast will be available until December 31, 2007.

A telephonic replay of the conference call will also be available until 11:59 P.M. eastern time on Wednesday, November 21, 2007 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference access code “21020190.”

About Newcastle

Newcastle Investment Corp. owns and manages an $8.9 billion highly diversified real estate debt portfolio with moderate credit risk that is primarily financed with match funded debt. Our business strategy is to “lock in” and optimize the difference between the yield on our assets and the cost of our liabilities. Newcastle is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global alternative asset management firm with approximately $43.3 billion in assets under management as of June 30, 2007. For more information regarding Newcastle Investment Corp. or to be added to our e-mail distribution list, please visit www.newcastleinv.com.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the stability of our business model and achievement of certain goals. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Newcastle Investment Corp.

Consolidated Statements of Income

(dollars in thousands, except share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Interest income	$169,770	$140,330	$523,860	$378,446
Rental and escalation income	1,323	834	3,898	3,616
Gain on sale of investments, net	4,825	2,642	14,014	10,722
Other income	(7,053)	288	(557)	4,545
	168,865	144,094	541,215	397,329
Expenses
Interest expense	117,434	100,239	368,108	265,113
Loss on extinguishment of debt	7,752	—	15,032	658
Property operating expense	1,019	1,041	3,099	2,808
Loan and security servicing expense	2,091	1,553	7,772	4,961
Provision for credit losses	2,820	2,682	7,945	5,868
Provision for losses, loans held for sale	—	—	5,754	4,127
General and administrative expense	1,335	1,187	4,150	3,979
Management fee to affiliate	4,597	3,475	13,048	10,420
Incentive compensation to affiliate	—	3,094	6,209	8,780
Depreciation and amortization	359	290	1,030	767
	137,407	113,561	432,147	307,481
Income before other gains (losses)	31,458	30,533	109,068	89,848
Other Gains (Losses)
Other than temporary impairment	(67,860)	—	(73,813)	—
Income before equity in earnings of unconsolidated subsidiaries	(36,402)	30,533	35,255	89,848
Equity in earnings of unconsolidated subsidiaries	488	1,506	2,154	3,916
Income from continuing operations	(35,914)	32,039	37,409	93,764
Income from discontinued operations	17	(12)	(2)	212
Net Income (Loss)	(35,897)	32,027	37,407	93,976
Preferred dividends	(3,375)	(2,328)	(9,265)	(6,985)
Income (Loss) Available For Common Stockholders	$(39,272)	$29,699	$28,142	$86,991
Net Income (Loss) Per Share of Common Stock
Basic	$(0.74)	$0.68	$0.55	$1.98
Diluted	$(0.74)	$0.67	$0.55	$1.97
Income (Loss) from continuing operations per share of common stock, after preferred dividends
Basic	$(0.74)	$0.68	$0.55	$1.97
Diluted	$(0.74)	$0.67	$0.55	$1.97
Income from discontinued operations per share of common stock
Basic	$—	$—	$—	$0.01
Diluted	$—	$—	$—	$—
Weighted Average Number of Shares of Common Stock Outstanding
Basic	52,779,179	43,999,817	50,894,424	43,978,625
Diluted	52,779,179	44,136,956	51,045,418	44,091,003
Dividends Declared per Share of Common Stock	$0.720	$0.650	$2.130	$1.925

Newcastle Investment Corp.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	September 30, 2007 (unaudited)	December 31, 2006
Assets
Real estate securities, available for sale	$5,186,147	$5,581,228
Real estate related loans, net	1,960,762	1,568,916
Residential mortgage loans, net	662,624	809,097
Subprime mortgage loans, held for sale	—	—
Subprime mortgage loans subject to call option	392,992	288,202
Investments in unconsolidated subsidiaries	34,097	22,868
Operating real estate, net	33,348	29,626
Cash and cash equivalents	40,772	5,371
Restricted cash	107,415	184,169
Derivative assets	21,907	62,884
Receivables and other assets	65,409	52,031
	$8,505,473	$8,604,392
Liabilities and Stockholders' Equity
Liabilities
CBO bonds payable	$4,728,805	$4,313,824
Other bonds payable	588,971	675,844
Notes payable	85,233	128,866
Repurchase agreements	1,583,842	760,346
Repurchase agreements subject to ABCP facility	98,655	1,143,749
Financing of subprime mortgage loans subject to call option	392,992	288,202
Credit facility	—	93,800
Junior subordinated notes payable (security for trust preferred)	100,100	100,100
Derivative liabilities	46,164	17,715
Dividends payable	40,251	33,095
Due to affiliates	7,741	13,465
Accrued expenses and other liabilities	12,098	33,406
	7,684,852	7,602,412
Stockholders' Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 2,500,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 1,600,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 2,000,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock liquidation preference $25.00 per share, issued and outstanding (Series D issued in 2007)	152,500	102,500
Common stock, $0.01 par value, 500,000,000 shares authorized, 52,779,179 and 45,713,817 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	528	457
Additional paid-in capital	1,033,322	833,887
Dividends in excess of earnings	(91,973)	(10,848)
Accumulated other comprehensive income	(273,756)	75,984
	820,621	1,001,980
	$8,505,473	$8,604,392

Newcastle Investment Corp.

Reconciliation of GAAP Net Income to FFO

(dollars in thousands)

(Unaudited)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006
Net income available for common stockholders	$(39,272)	$29,699
Operating real estate depreciation	285	221
Funds from operations (“FFO”)	$(38,987)	$29,920

We believe FFO is one appropriate measure of the operating performance of real estate companies because it provides investors with information regarding our ability to service debt and make capital expenditures. We also believe that FFO is an appropriate supplemental disclosure of operating performance for a REIT due to its widespread acceptance and use within the REIT and analyst communities. Furthermore, FFO is used to compute our incentive compensation to our manager. FFO, for our purposes, represents net income available for common stockholders (computed in accordance with GAAP), excluding extraordinary items, plus real estate depreciation, and after adjustments for unconsolidated subsidiaries, if any. We consider gains and losses on resolution of our investments to be a normal part of our recurring operations and therefore do not exclude such gains and losses when arriving at FFO. Adjustments for unconsolidated subsidiaries, if any, are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Newcastle Investment Corp.

Reconciliation of GAAP Book Equity to Invested Common Equity

(dollars in thousands)

(Unaudited)

September 30, 2007
Book equity	$820,621
Preferred stock	(152,500)
Accumulated depreciation on operating real estate	5,725
Accumulated other comprehensive income	273,756
Invested common equity	$947,602